EXHIBIT 10.28
Dated  20 DECEMBER 2024
CRH Group Management Limited
and
Denis James Mintern
_________________________________________________
GROUP CHIEF EXECUTIVE SERVICE AGREEMENT
_________________________________________________

This Agreement is made on December 20, 2024 between
(1)CRH Group Management Limited incorporated in the Ireland whose registered office is at 42
Fitzwilliam Square, Dublin 2 (the “Company”); and
(2)Denis James Mintern (the “Executive”).
This Agreement records the terms on which the Executive will serve the Group as its Group
Chief Executive.
1.Interpretation
In this Agreement (and any schedules to it):
“Associated Company” means a subsidiary undertaking or holding undertaking of the Company, within the meaning of section 275 of the Companies Act 2014, or any subsidiary undertaking of such a holding undertaking, and any undertaking that the
Board may determine for the purposes of this Agreement from time to time;
“Board” means the board of directors of CRH plc from time to time or anyone/any person or committee nominated by the board of directors as its representative for the purposes of this Agreement;
“Chairman” means Chairman of the Board of CRH plc;
“Employment” means the employment governed by this Agreement;
“Group” means the Company, any Associated Company and any undertakings which are subsidiary undertakings or holding undertakings of any Associated Company, and each undertaking which is a member of the Group shall be a “Group Company”;
“Holding Undertaking”, “Undertaking” and “Subsidiary Undertaking” shall have the meanings respectively given to them Section 275 of the Companies Act
2014, and “Associated Undertaking” shall mean any undertaking that is a Holding
Undertaking or a Subsidiary Undertaking of such Holding Undertaking or Subsidiary
Undertaking of the Company; and
“Person” means any individual person, firm, company, partnership, unincorporated association, joint venture or other legal entity;
“Compensation Committee” means the committee appointed by the Board to determine policy for the remuneration of directors and senior management; and
“Termination Date” means the date on which the Employment terminates howsoever arising.
Words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” will unless the context clearly indicates to the contrary refer to the whole of this Agreement and not to any particular clause thereof.
Save as otherwise provided herein, any reference to a clause will be a reference to a clause of this Agreement.

Words denoting the masculine gender will include the feminine and neuter genders and words denoting the singular will include the plural and vice versa.
2.Commencement of Employment as Group Chief Executive Officer
1.The Employment of the Executive under this Agreement will commence on 1 January
2025 (the “Commencement Date”). The Employment will continue thereafter, unless and until it is terminated or terminates in accordance with the provisions of this
Agreement. It is acknowledged that the Executive has previously been continuously employed in different roles by the Company since April 2002.
3.Appointment and Duties of the Executive
1.The Executive will serve as Group Chief Executive Officer.
2.The Executive will:
(a)subject as provided for in clause 5.1, devote all of his working time, attention and skill to the Employment;
(b)faithfully and diligently perform such duties and exercise such powers in relation to the Group, as the Board shall from time to time assign to or vest in him;
(c)properly perform his duties and exercise his powers;
(d)in pursuance of his duties hereunder, perform such services for such Group
Companies (including, if so required by the Board, acting as a director or consultant of such Group Company) without any further remuneration and accept such offices in such Group Companies as the Board may from time to time reasonably require. The Company reserves the right on giving the
Executive written notice to terminate any office or directorship immediately at any time and upon receipt of that notice, he will immediately resign from that office or directorship.;
(e)abide by the constitution of the Company (and any Group Company, as appropriate), as amended from to time and any statutory, fiduciary or common law duties to any Group Company of which he is a director;
(f)in the discharge of such duties and in the exercise of such powers observe and comply with all reasonable and lawful resolutions, regulations and directions from time to time made or given by the Board;;
(g)use his best endeavours to promote, protect, develop and extend the interests and reputation of every Group Company;
(h)not do anything that would cause him to be disqualified from acting as a director;
(i)report his own wrongdoing and any wrongdoing or potential wrongdoing of any other employee or director of any Group Company to the Board immediately upon becoming aware of it;
(j)comply with any instructions, advices or codes of practice issued by the
Company or applicable to the Company relating to transactions in securities and all codes of practice, requirements, recommendations, rules and regulations (as amended from time to time) of any stock exchange on which the Company’s securities may be traded and any other authority or body authorised to regulate transactions in securities relevant to any Group
Company (including for the avoidance of doubt complying with requirements under both legislation and regulation as to the disclosure of inside information)

(k)use his best endeavours to promote, protect, develop and extend the interests and reputation of every Group Company; and
(l)exercise his duties having regard to relevant obligations under prevailing law and regulation including but not limited to the Companies Act 2014.
3.The Executive accepts that the Company may require him to perform duties for any other Group Company, for part of his working time. In performing those duties, clause 3.2. will apply as if references to the Company are to the appropriate Group
Company. The Company will remain responsible for the payments and benefits the
Executive is entitled to receive under this Agreement.
4.The Executive will keep the Board (and, where appropriate the board of directors of any other Group Company) fully informed of his conduct of the business, finances or affairs of the Company or any other Group Company in a prompt and timely manner.
The Executive will provide information to the Board in writing if requested.
5.The Executive will promptly disclose to the Board full details of any wrongdoing by any employee of any Group Company where he is aware of that wrongdoing and where it is material to that relevant company or to the interests or reputation of any
Group Company.
6.Each year during the Employment, the Executive will, at the expense of the
Company, undergo a medical examination by a medical practitioner. If the Executive becomes aware of any health issue which may impact on his ability to perform his duties as Chief Executive, he will immediately notify the Chairman thereof.
7.The Board shall be entitled to appoint an interim Chief Executive and to vest in that person the duties of Chief Executive in any case where the Executive is incapacitated or unable to perform his duties.
4.Hours
1.The Executive will comply with the Company’s normal hours of work and will also work any additional hours which may be reasonably necessary to perform his duties to the satisfaction of the Board. The Executive will not receive any further compensation for any hours worked in addition to the normal working hours.
2.The Executive and the Company agree that, as the Executive is able to determine the duration of his working time himself therefore, Part 2 of the Organisation of Working
Time Act 1997 shall not apply to his Employment under this Agreement.
5.Interests of the Executive
1.The Executive’s current interests (including all directorships and any shareholdings in companies other than CRH plc) at the date of this Agreement are set out in Schedule
1. The Executive will be permitted to carry out any such disclosed interests during the course of the Employment and to be paid and retain fees therefor, subject to the limitations set out in clauses 3.2(a) and 5.2. Any additional business involvements that may arise or be offered to the Executive outside of the CRH Group will be disclosed to, and be subject to, the agreement of the Chairman.  While the Executive is a member of the CRH Board of Directors, if such additional business involvements are agreed by the Chairman, the approval of the CRH Board will also be required prior to acceptance of any external Board position.
2.Subject to the permitted investments set out in clause 5.3, during the Employment the
Executive will not be directly or indirectly engaged or concerned in the conduct of any activity in any  country in which the Company or any Group Company has significant presence, which is similar to or competes with any activity carried on by any Group Company (except as a representative of the Company or with the written consent of the Board),

3.The Executive may not hold or be interested in investments which amount to more than five per cent of the issued securities of any class of any one company which are listed or quoted on any recognised Stock Exchange.
4.The Executive will (and will endeavour to procure that his spouse and dependent children) comply with all rules of law, and rules or policies applicable to CRH plc from time to time in relation to the holding or trading of securities in CRH plc.
6.Location
1.The Executive will travel and work in such locations as the Board may reasonably require for the proper performance and exercise of his duties.
7.Salary and Benefits
1.The Company will pay the Executive a basic salary of $1,750,000.00 per annum (pro rata for any lesser period and less any deductions which the Company is required by law to make). Salary will be paid monthly in arrears (subject to all statutory and agreed deductions) by credit transfer to the Executive’s nominated bank account, and such payment arrangements will remain in force until otherwise mutually agreed.
Salary will accrue from day to day. The Executive’s basic salary will be reviewed annually by the Board Compensation Committee, save where notice of termination of this Agreement has been given by either party and such review not to result in a basic salary lower than the salary in the previous year unless otherwise agreed with the
Executive.
2.The basic salary referred to in clause 7.1 includes director’s fees from Group
Companies and any other companies in which the Executive is required to accept a directorship under the terms of this Employment. To achieve this:
(a)the Executive will repay any fees he receives to the Company; or
(b)his salary will be reduced by the amount of those fees; or
(c)a combination of the methods set out in clauses 7.2(a) and 7.2(b) will be applied.
3.The Executive’s basic salary takes into account the possibility that he may be required to work on a Sunday.  For the avoidance of doubt, he will not be entitled to any additional remuneration for working on a Sunday.
4.The Company reserves the right to make deductions from payments due to the
Executive so as to reimburse sums due by him to the Company and by executing this
Agreement, the Executive consents to the deduction of such sums.
5.The Executive is entitled to 28 days’ paid holiday each calendar year of the Company
(in addition to other public holidays), to be taken at times to be agreed in advance with the Chairman. Holiday entitlement will accrue on a pro-rated basis. For part calendar years, the Executive’s holiday entitlement for the year will be pro-rated to the length of his service in that year. The Company may require the Executive to take any accrued holiday during any notice period and any period of Garden Leave. If, on the Termination Date, the Executive has exceeded his accrued holiday entitlement, the excess may be deducted from any sums due to him.
6.The Company’s annual leave year runs from 1 January to 31 December.
7.Annual leave entitlement untaken at the end of the annual leave year may not be carried forward to the next annual leave year except with the prior consent of the
Board.
8.The Executive will be entitled to the benefit of all statutory public holidays in accordance with the provisions of the Organisation of Working Time Act, 1997.

9.If the Executive is absent from work due to sickness or injury which is caused by the fault of another person, and as a consequence recovers from that person or another person any sum representing compensation for loss of salary under this Agreement, the Executive will repay to the Company any money it has paid to him as salary in respect of the same period of absence.
10.Any benefits provided to the Executive are subject to such policies regarding same as are in place from time to time and subject also to any limitations and/or conditions and/or amendments imposed by the Company and/or imposed by the underwriters of benefit plans or schemes.
11.The Company reserves the right to vary and/or discontinue any benefit plans or schemes in which the Executive may be eligible to participate from time to time without replacement.
12.The Executive is liable for any and all tax payable from time to time for benefits-in-
kind enjoyed by him arising from the provisions of this Agreement. In certain circumstances, tax shall be operated at source in accordance with applicable legislation.
13.If any insurance provider refuses for any reason to provide a benefit to the Executive, the Company will not be liable to provide to him with any replacement benefit of the same or similar kind or pay any compensation in lieu of such benefit.
14.The Executive will be eligible to receive a target annual bonus opportunity equal to
150% of basic annual salary, with a maximum opportunity of 300%, of basic annual salary.  Any bonus will be paid to the Executive less any deductions which the
Company is required by law to make (“Deductions”). The Executive will also be eligible to receive annual equity incentives with a total target grant date fair value of
585% of basic annual salary.  Such annual equity incentive awards will be split 60%
in the form of performance stock units (“PSUs”) and 40% in the form of restricted share units (“RSUs”), provided that the Compensation Committee will be entitled at its discretion, from time to time, to adjust the mix between PSUs and RSUs. The
Executive acknowledges that the Company reserves the right to sell sufficient shares from any equity award vesting to satisfy any Deductions or to issue to the Executive the net amount of shares due after such Deductions.
15.The Company will provide and maintain for the Executive’s use, for the duration of the Employment, a mobile phone and laptop, which will at all times remain the property of the Company. The Company will pay all expenses in connection with the use of such mobile phone and laptop properly and reasonably incurred by the
Executive in connection with the business of the Company during his employment.
The Executive must return the mobile phone and laptop to the Company immediately on the termination of the Employment.
16.Having already reached the Irish pension cap, the Executive will receive a taxable pension cash adjustment calculated as 10% of annual base salary. This will be paid monthly together with the Executive’s normal salary payment.
17.The Executive will be covered by the Group’s Directors and Officers liability insurance on the same basis as other members of the Board.
18.The Executive will be provided with cover under a medical scheme for his benefit and for the benefit of his wife and dependent children, (subject always to and conditional upon the applicable rules, conditions, and limitations imposed from time to time by the Group’s insurers). The Executive understands that any claim he may have in respect of the Scheme will be against the insurer, not the Group.
19.The Executive will be covered for a Death-in-Service Lump Sum Benefit of three times gross basic annual basic salary subject to the terms of the insurance policy in place from time to time. Payment of this death in service benefit is subject to any underwriting conditions of, and acceptance of the claim by, insurers.

20.The Executive is eligible to receive long term disability cover of 2/3rd of gross annual basic salary less the state disability pension (the “Disability Cover”). The Disability
Cover is subject to the terms and conditions of the insurer’s policy in place from time to time.  The Executive is admitted to the Company’s insured scheme as at the date of execution of this Agreement.  If the maximum benefit payable is lower than the
Disability Cover then the Company shall pay the Executive the difference between the amount received and the Disability Cover for the duration of the insured claim provided always that the Executive is not receiving in excess of the Disability Cover at any time. In the event that the Company does not have a Disability Cover policy in place with an insurance provider, the Company shall operate a Disability Cover
Scheme pursuant to which the Executive will be eligible to receive Disability Cover, subject to the relevant terms and conditions of the Company’s scheme.
21.If the Executive is in receipt of Disability Cover, he will resign, without any claim for compensation, from any offices held by him in any Group Company if requested to do so and if he fails to do so the Company is hereby irrevocably authorised and empowered, as his agent, to appoint an officer of the Company to be his attorney in his name and on his behalf to execute all documents and to do all things requisite to give effect to such resignation provided always that such resignation shall be without prejudice to any rights accrued to either party, and shall be subject to his right to be re-appointed to such offices in the event of his return to work as Group Chief
Executive. Nothing in this clause 7.21 will preclude the Compensation Committee from releasing equity incentive awards to the Executive on a recommendation of
“good leaver” status, should the Executive be in receipt of Disability Cover.
22.In the case of incapacity to attend work due to illness or injury, the Executive will be paid sick pay consisting of full remuneration (other than in respect of bonus and other incentive arrangements, for which the discretion of the Board Compensation
Committee will remain) up to six months, less statutory sick pay and any other social welfare benefits in any 12 month rolling period. Thereafter, the Executive may be eligible to receive “Disability Cover”. As a condition of payment a medical doctor must certify absence from work in excess of two days. Medical certificates must be submitted to the Company on the third day of absence and weekly thereafter. The
Company reserves the right to refer the Executive for a medical examination, to determine the state of his health, and/or physical or mental capability to carry out his duties, at any time during his employment, and to receive a report thereon. The
Executive authorises such medical practitioner or specialist to disclose the results of their examinations and their report to the Company.
23.The Company will reimburse the Executive’s annual subscription fee to a professional institution relevant to his role in the Company (the Company to determine at its sole discretion whether membership of a professional institution is relevant). Full membership details and receipt will be required.
24.Any benefits provided to the Executive are subject to such policies regarding the same as are in place from time to time and subject also to any limitations and/or conditions and/or amendments imposed by the Company and/or imposed by the underwriters of benefit plans or schemes. The Company reserves the right to vary and/or discontinue any benefit plans or schemes in which the Executive may be eligible to participate from time to time without replacement.
25.The Executive is liable for any and all tax payable from time to time for benefits-in-
kind enjoyed by them arising from the provisions of this Agreement. In certain circumstances, tax shall be operated at source in accordance with applicable legislation.
26.If any insurance provider refuses for any reason to provide a benefit to the Executive, the Company will not be liable to provide to the Executive any replacement benefit of the same or similar kind or pay any compensation in lieu of such benefit.
8.Shareholding Requirements

1.In accordance with the remuneration policies applied by the Board Compensation
Committee from time to time, the Executive shall be required to maintain certain shareholding requirements, which may include a required ownership percentage for the duration of his employment and a minimum post-employment required ownership percentage of common stock in CRH Plc. The terms of these shareholding requirements shall be determined from time to time by the Board Compensation
Committee and communicated to the Executive accordingly, and as of the
Commencement Date shall be 6 times the Executive’s basic salary, to be achieved by
31 December 2029, or such other later date determined by the Committee at its sole discretion.
2.The Board Compensation Committee of CRH plc shall be responsible for the administration of the requirements contained in this clause 8 and shall determine the appropriate means of enforcing its provisions which may include the withholding of shares by CRH plc or considering the Executive in breach of his obligations under this agreement. Should the Executive breach the requirements of this Agreement as a result of an unexpected and precipitous decrease in the CRH share price, the
Executive shall remedy the breach as soon as reasonably possible. The Board
Compensation Committee shall have the discretion to determine, in consultation with the Executive, a reasonable time period in which the Executive must remedy the said breach.
9.Expenses
1.The Company will reimburse the Executive for all reasonable expenses properly and necessarily incurred by him in performing his duties under this Agreement, provided that these are incurred in accordance with Company expenses policy from time to time. The Company will require the Executive to produce receipts or other supporting documents as proof that he has incurred any expenses he claims.
2.If the Executive is provided with a credit or charge card by the Company, this must only be used for expenses which he incurs in performing the duties of the
Employment and must return it to the Company immediately on the termination of the Employment.
10.Confidentiality
1.The Employment will involve the Executive’s exposure to and/or development of confidential, proprietary and trade secret information, whether in written, electronic or any other format, relating to the business of the Company and the Group, including but not limited to:
(a)supply chain processes and information, manufacturing processes and plant information and technology, information about costs, profits, markets, sales, contracts, suppliers, customers and distributors;
(b)business, marketing or strategic plans, programs and tactics;
(c)research and development information (including, without limitation, information relating to the formulation, testing, registration, use, safety, efficacy and/or effects of products and compounds under development);
(d)forecasts, budgets, and projections;
(e)all non-public information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Group;
(f)all other non-public proprietary technical, intellectual property, marketing, operational, economic, business, management, organisational or financial information, knowledge, data or software; and

(g)the same or similar information that the Company or Group has obtained from any third party under an obligation to maintain such information as confidential
collectively, (“Confidential Information”). It is also a condition of the Executive’s employment that he do not bring to or use in the course of the Employment, any
Trade Secrets or Confidential Information belonging to his previous employers or to any other third party, without prior written authorisation of such employers or third parties.
2.The Executive agrees that all Confidential Information is of irreplaceable value to the
Group. He will not except as authorised or required by his obligations under this
Agreement or as required by law or a court of competent jurisdiction reveal to any person, persons or company any of the trade secrets, or any Confidential Information which may come to his knowledge during the Employment and use his best endeavours to prevent the publication or disclosure of any Confidential Information which has come, or may come to his knowledge during the Employment or previously or otherwise. The Executive will keep with complete secrecy all
Confidential Information entrusted to him and will not use or attempt to use any such information in any manner which may injure or cause loss either directly or indirectly to the Group or their business or in any way be likely so to do.  It is agreed that this restriction will continue to apply after the termination of this Agreement without limit in point of time but will cease to apply to information or knowledge which may come into the public domain through no fault on the Executive’s part. As used herein, a
“Trade Secrets” mean any information or material which qualifies as such under applicable statutory or common law, including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals and any other information in whatever form (written, oral, visual and electronic) concerning the confidential affairs of the Group. Notwithstanding anything to the contrary in this Agreement or otherwise, nothing in this Agreement shall limit the Executive’s rights under applicable law to report possible violations of law or provide information to any governmental entity or in response to a subpoena or other legal process or to file a charge with or participate in an investigation conducted by any governmental entity , or prohibit the Executive from making statements or engaging in any other activities or conduct protected by applicable law. Nothing in this Agreement shall be read as requiring the Executive to waive any right the
Executive may have to receive an award for information provided to any governmental entity.
3.In the course of the Employment the Executive is likely to obtain trade secrets and confidential information belonging or relating to other Group Companies and other persons. He will treat such information as if it falls within the terms of clause 10.1and clause 10.2will apply with any necessary amendments to such information. If requested to do so by the Group, the Executive will enter into an agreement with other Group Companies and any other persons in the same terms as clause 10.1 and clause 10.2 with any amendments necessary to give effect to this provision.
11.Intellectual Property Rights
1.For the purposes of this clause 11, “Intellectual Property” means patents, trade marks, service marks, registered designs (including applications for and rights to apply for any of them), inventions, unregistered design rights, logos, trade or business names, copyrights, database rights, confidential information, knowhow and any similar rights in any country.
2.The Executive acknowledges that (i) it is part of his normal duties to develop the products and services of the Group; and (ii) because of the nature of his position he has a special obligation to further the interests of the Group. All Intellectual Property which the Executive develops or produces in the course of his Employment duties, or outside such duties but relating to the business of the Group, will vest in and be the absolute, sole and unencumbered property of the Company to the fullest extent permitted by law and the Executive undertakes not to dispute the Company’s ownership of such Intellectual Property. The Executive agrees to disclose full details of all such Intellectual Property to the Company, and at the Company’s expense, to sign all documents and carry out all such acts as will be reasonably necessary to vest such Intellectual Property in the Company absolutely and unconditionally for its full term throughout the world and to enable the Company to obtain and maintain the benefit of all such Intellectual Property, and to obtain protection and enforce the
Company’s rights anywhere in the world. The Executive also hereby waives all moral rights in all Intellectual Property which is owned by the Company, or will be owned by the Company, further to this clause 11. The Executive will not copy, disclose or make use of any Intellectual Property belonging to the Company (whether or not subject to this clause 11) except to the extent necessary for the proper performance of his duties. Rights and obligations under this clause 11 will continue after the termination of this Agreement in respect of all Intellectual Property arising during the
Employment. The Executive warrants and represents that he is free to assign such
Intellectual Property to the Company without any third-party claims, liens, charges or encumbrances of any kind.
3.To the extent that any such Intellectual Property cannot be assigned to the Company, the Executive hereby:
(a)grants to the Company an exclusive, irrevocable, perpetual, fully paid up, royalty-free, worldwide, transferable, sub-licensable licence to use and commercialise such Intellectual Property without restriction; and
(b)to the extent that any such Intellectual Property cannot be licensed to the
Company, irrevocably and unconditionally waives, abandons and will not assert, to the fullest extent permissible by applicable law, any such right, title or interest in and to such Intellectual Property as against the Company, unless otherwise instructed in writing by the Company or its successors in title.
4.The Executive also hereby unconditionally and irrevocably waives all moral rights which he may have in all such Intellectual Property, and to obtain protection and enforce the Company’s rights anywhere in the world. The Executive also hereby waives all moral rights in all Intellectual Property which is owned by the Company, or will be owned by the Company, further to this clause. The Executive will not copy, disclose or make use of any Intellectual Property belonging to the Company (whether or not subject to this clause) or use or exploit any such Intellectual Property except to the extent necessary for the proper performance of his duties. The Executive agrees to indemnify the Company against any and all liability, loss, damage, costs and expenses which the Company may incur or suffer as a result of a breach by the
Employee of the warranties set out in this clause 11.
5.The Company will, in its sole discretion, be entitled to apply to register, in its own name, any of the Intellectual Property in the Company.
6.The Executive irrevocably appoints the Company to be their attorney or agent in their name and on their behalf to do all such acts and things and to sign all such deeds and documents as may be necessary in order to give the Company the full benefit of the provisions of this clause 11 and he agrees that a certificate in writing in favour of any third party signed by any duly authorised officer of the Company that any act or thing or deed, document or instrument falls within the authority hereby conferred will be conclusive evidence that this is the case.
7.Rights and obligations under this clause 11 will continue after the termination of this
Agreement in respect of all Intellectual Property arising during the Employment.
12.Termination and Suspension
1.The Employment will continue until terminated by either party giving written notice at any time as set out in clause 12.2.

2.Each of the Company and the Executive may terminate the Employment by giving to the other not less than twelve months’ written notice.
3.Notwithstanding the other provisions of this Agreement and in particular clause 12.2, and unless otherwise agreed between the parties, the Employment will automatically terminate on the Executive’s 65th birthday.
4.The Company may at its sole and absolute discretion pay a sum equal to the
Executive’s basic salary (payment in respect of bonus, PSUs or RSUs and other incentive arrangements will remain at the discretion of the Board Compensation
Committee) in lieu of any unexpired period of notice (less any deductions the
Company is required by law to make).
5.Notwithstanding the other provisions of the Agreement, the Company may terminate the Employment by giving written notice to take immediate effect if the Executive does not perform the duties of the Employment for a period of 120 consecutive days or 180 days (whether or not consecutive) in any period of 365 days because of sickness, injury or other incapacity. Notice can be given whilst the Executive continues not to perform his duties or on expiry of the 120 or 180 day period. In this clause 12, ‘days’ includes Saturdays, Sundays and public holidays.
6.Notwithstanding the other provisions of the Agreement, the Company may terminate the Employment by giving written notice to take immediate effect if the Executive:
(a)commits any serious or persistent breach of any of his obligations or duties to the Group (whether under this Agreement or otherwise) or fails to comply with any code of professional conduct directly applicable to him: or
(b)commits fraud, serious misconduct, gross default or wilful neglect in the discharge of his duties hereunder or in connection with or affecting the business of the Group or any Group Company or which is materially injurious or causes financial or reputational harm to any Group Company; or
(c)commits, or is charged with, or convicted of, dishonesty or any offence (save summary Road Traffic Acts offences or any other offence that in the reasonable opinion of the Board does not affect his position within the
Group)) whether in connection with the Employment or otherwise; or
(d)refuses or repeatedly neglects to comply with any lawful and reasonable instructions or directions given to him in accordance with this Agreement; or
(e)commits (or is reasonably believed by the Board to have committed) a material breach of any relevant legislation in force which may affect or relate to the business of any Group Company; or
(f)becomes of unsound mind, is prevented by reason of permanent incapacity from carrying out his duties, is bankrupted or has a receiving order made against him or makes any general composition with his creditors or takes advantage of any statute affording relief for insolvent debtors; or
(g)becomes disqualified from holding office in any other company in which he is concerned or interested;
(h)becomes disqualified from holding office or being a director of a company or if the Executive’s directorship of the Company or any Group Company terminates without the consent or concurrence of the Board; or
(i)causes, by any act or omission, his own name or the name or reputation of the
Group or any Group Company to be brought into disrepute, or
(j)ceases to be eligible to work in any country where he is required to perform his duties through his own fault.

7.Where the Company terminates the Employment by giving written notice to take immediate effect in accordance with clause 12.6, for the avoidance of doubt there is no obligation to give notice as set out in clause 12.2 or any other period of notice or to make any payment in lieu of notice.
8.When the Employment terminates, the Company reserves the right to deduct from any final salary payment due to the Executive, any monies due and owing by him to the Company or any Group Company. By executing this Agreement, the Executive agrees to such deductions being made for the purposes of the Payment of Wages Act
1991.
9.The Company’s disciplinary procedure is available from the Human Resources
Department. The spirit and principles of the procedure apply to the Executive suitably adapted to reflect his seniority and status but the procedure is not incorporated by reference in this Agreement and therefore does not form part of the Executive’s contract of employment.
10.The Board may suspend the Executive from the Employment on full remuneration
(other than in respect of bonus, and other incentive arrangements for which the discretion of the Compensation Committee will remain) at any time and for any reason and for whatever period the Company reasonably considers necessary to investigate any matter in which the Executive appears to be involved (whether directly or indirectly) and to conduct any related disciplinary proceedings or if the
Executive’s dismissal is being considered. Suspension may be for whatever period the
Board reasonably considers necessary.
11.During any period of suspension, the Executive may be directed by the Company not to communicate with suppliers, customers, other business connections and other employees of the Company or any Group Company and may be relieved of some or all of his powers and duties. The Executive will comply with any such direction. The exercise of any or all of the Company’s right to suspend does not amount to or should not be treated by the Executive as a repudiation of this Agreement or as the termination of the Employment by the Company.
13.Garden Leave
1.At any time after notice to terminate the Employment is given by either party under clause 12 above, if the Executive resigns without giving due notice and the Company does not accept his resignation, if the Executive repudiates or purports to terminate this Agreement in breach of contract, or, if the Company so decides, at any time during this Agreement, the Company may, at its absolute discretion, by written notice require the Executive not to perform any services (or to perform only specified and/or limited services) for the Company or to take a period of absence, (hereinafter called
“Garden Leave”), for some or all of the remaining period of notice pursuant to clause 12, which for the avoidance of doubt could be for a maximum period of 12 months (pursuant to clause 12.2) (the “Garden Leave Period”). The provisions of this clause shall apply to any Garden Leave Period. During the Garden Leave Period,
the Executive will be entitled to receive full remuneration (other than in respect of bonus and other incentive arrangements for which the discretion of the Board
Compensation Committee will remain) in accordance with the terms of this
Agreement, any unused holiday accrued at the commencement of the Garden Leave
Period and any holiday accrued during any such period will be deemed to be taken by the Executive during the Garden Leave Period. The Executive will remain an employee of the Company and bound by the terms of his Agreement during the
Garden Leave Period. At the end of the Garden Leave Period, the Company may, at
its sole and absolute discretion, pay the Executive basic salary (other than in respect of bonus and other incentive arrangements for which the discretion of the Board
Compensation Committee will remain) in lieu of the balance of any period of notice given by the Company or the Executive (less any deductions the Company is required by law to make),
2.The Company may require that the Executive will not, without prior written consent of the Board or as otherwise permitted pursuant to clause 5 above, be employed or otherwise engaged in the conduct of any activity, whether or not of a business nature, during the Garden Leave Period and further, if so requested by the Company, the
Executive will not:
(a)enter or attend the premises of the Company or any other Group Company; or
(b)contact or have any communication or dealings with (or attempt to contact or have communications or dealings with) with any customer, client, supplier, agent distributor, or other business contact of the Company or any other
Group Company in relation to the business of the Company or any other
Group Company (other than purely social contact); or
(c)contact or have any communication or dealings with (or attempt to contact or have communications or dealings with) with any employee, officer, director, agent, consultant, shareholder, advisor or other business contact of the
Company or any other Group Company in relation to the business of the
Company or any other Group Company (other than purely social contact); or
(d)remain or become involved in any aspect of the business of the Company or any other Group Company except as required by such companies.
3.During the Garden Leave Period, the Company may require the Executive:
(a)to comply with the provisions of clause 16; and
(b)to immediately resign from any directorship, trusteeships or other offices which he holds in the Company, any other Group Company or any other company where such directorship or other office is held as a consequence or requirement of the Employment, unless he is required to perform duties to which any such directorship, trusteeship or other office relates in which case he may retain such directorships, trusteeship or other offices while those duties are ongoing. The Executive hereby irrevocably appoints the Company to be his attorney to execute any instrument and do anything in his name and on his behalf to effect his resignation if he fails to do so in accordance with this clause 13.3(b)
4.During the Garden Leave Period:
(a)the Executive shall provide such assistance as the Company or any Group
Company may require to effect an orderly handover of his responsibilities to any individual or individuals appointed by the Company or any Group
Company to take over his role or responsibilities;
(b)(except during any periods taken as holidays in the usual way) ensure that the
Board knows where the Executive will be and how he can be contacted during each working day and shall comply with any written requests to contact a specified employee of any Group Company at specified intervals;
(c)the Executive shall make himself available to deal with requests for information, provide assistance, be available for meetings and to advise on matters relating to work (unless the Company has agreed that the Executive may be unavailable for a period); and
(d)the Company may appoint another person to carry out his duties in substitution for the Executive.
5.All duties of the Employment (whether express or implied), including without limitation the Executive’s duties of fidelity, good faith and exclusive service, shall continue throughout the Garden Leave Period save as expressly varied by this clause
13. The Executive agrees that the exercise by the Company of its rights pursuant to this clause 13 shall not entitle the Executive to claim that he has been constructively dismissed provided that the Company complies with its obligations under this
Agreement.

6.Immediately upon termination of the Employment, the Executive will amend all of his social media profiles such as LinkedIn in order to ensure that such profiles do not wrongly represent him as being an employee of, or otherwise associated with, any
Group Company.
14.Restrictions after Termination of Employment
1.In this clause:
“Capacity” means as agent, consultant, director, employee, owner, partner, shareholder or in any other capacity;
“Prohibited Area” means any country in which the Company or any Group
Company has a significant presence at the Relevant Date;
“Restricted Business” those parts of the business of any Group Company with which the Executive (and/or persons reporting to the Executive) were involved to a material extent in the twelve months prior the date of commencement of Garden Leave or the
Termination Date whichever is the earlier;
“Restricted Customer” any firm, company or person who, during the twelve months immediately  prior to the date of commencement of Garden Leave or the Termination
Date whichever is the earlier date, was a customer of or in the habit of dealing with any Group Company or with whom any Group Company was in the process of negotiating in relation to the business of any such Group Company and in each case with whom the Executive (and/or persons reporting to him) had contact or about whom he became aware or informed in the course of his employment;
“Restricted Person” anyone employed or engaged by any Group Company who could materially damage the interests of the relevant Group Company if that person were to be involved in any Capacity in any business concern which competes with any Restricted Business, and with whom the Executive (and/or persons reporting to the Executive) dealt in the twelve months immediately prior to the date of commencement of Garden Leave or the Termination Date whichever is the earlier;
“Relevant Date” means the Termination Date or, if earlier, the date on which the
Executive commences any Garden Leave Period; and
“Restricted Period” means the period of
(a)nine months for the purpose of clause 14.2(g); and
(b)twelve months for any other purpose;
in either case less any Garden Leave Period, commencing on the Relevant Date, save that in the event the Restricted Period less any Garden Leave Period would result in no period of time or a negative period of time, then for the purposes of this clause 14 there will be deemed to be no further Restricted Period.
2.The Executive is likely to obtain trade secrets, confidential information, business connections and personal knowledge of and influence over customers and employees of the Group during the course of the Employment. To protect these interests, the
Executive covenants with the Company (for itself and as a trustee and agent for each
Group Company) that the Executive will not, without the prior written consent of the
Chairman, during the Restricted Period:

(a)canvass or solicit the services of or entice away (or try to entice away) from the Company, or the Group, or engage, whether on the Executive’s own behalf or on behalf of others, a Restricted Person or any person who is or was an executive director of, or employed at the level of a senior manager (or above), by the Company or the Group at any time during the twelve month period immediately preceding the Termination Date;
(b)employ or engage or otherwise facilitate the employment or engagement of any Restricted Person, whether or not such person would be in breach of contract as a result of such employment or engagement;
(c)canvass or solicit the custom of or entice away (or try to entice away) from the Company, or the Group, whether on the Executive’s own behalf or on behalf of others, the custom or business of any person who is or was a customer or client of, or in the habit of dealing with, the Company or (as the case may be) any other Group Company at any time during the twelve month period immediately preceding the Termination Date and in respect of whom the Executive had access to confidential information or with whose custom or business he were personally concerned or employees reporting directly to him were personally concerned;
(d)deal with or otherwise accept, in competition with the Company or the Group the custom of, any person who was at any time during the twelve month period immediately preceding the Termination Date a customer or client of, or in the habit of dealing with, the Company or (as the case may be) the
Group and in respect of whom the Executive had access to Confidential
Information or with whose custom or business he was personally concerned or employees reporting directly to him were personally concerned;
(e)canvass or solicit the custom of or entice away (or try to entice away) from the Company, or the Group, whether on the Executive’s own behalf or on behalf of others, the custom or business of any person who is or was a supplier to the Company or (as the case may be) any other Group Company at any time during the twelve month period immediately preceding the
Termination Date and in respect of whom he had access to Confidential
Information or with whose custom or business he was personally concerned or employees reporting directly to him were personally concerned;
(f)deal with or otherwise accept, in competition with the Company or the Group the custom of, any person who was at any time during the twelve month period immediately preceding the Termination Date a supplier to the
Company or (as the case may be) the Group and in respect of whom the
Executive had access to Confidential Information or with whose custom or business he was personally concerned or employees reporting directly to him were personally concerned; or
(g)in a capacity similar to the Executive’s position within the Group, work for or be engaged by or concerned or interested (except as the holder of any shares, stock or debentures which in aggregate do not exceed 3% of the total shares, stocks or debentures of a company quoted on any recognised stock exchange)
in any business which is similar or in competition with any business carried out by the Company or any Group Company which operates from or carries on business in:
(i)Ireland;
(ii)the United States of America;
(iii)the United Kingdom; and/or
(iv)any other country in which the Company or the Group has a material presence at the Termination Date,

(h)in competition with the Company or any Group Company.
3.The Executive acknowledges that the restrictions in this clause 14 are separate and severable and are fair and reasonable in all the circumstances. The Executive acknowledges that while it is the intention of the parties to this Agreement that the restrictions set out in this clause 14 are considered by the parties no greater than is necessary for the protection of the interests of the Company and any Group Company, nevertheless in the event that any of the said restrictions be adjudged to be invalid or unenforceable by any Court of competent jurisdiction but would be adjudged fair and reasonable if any part of the wording thereof were amended, modified, deleted or reduced in scope then this clause 14 shall apply with such amendments, modifications, deletions and reductions in scope as may be necessary to make them valid and effective.
4.Following the Termination Date, the Executive will not represent himself as being in any way connected with the businesses of the Company or of any other Group
Company (except as a former employee or to the extent agreed by such a company)
and neither shall the Executive disparage the Company or its directors, officers, employees or agents.
5.None of the restrictions in this clause 14 shall prevent the Executive from:
(a)holding an investment by way of shares or other securities of not more than
3% of the total issued share capital of any company, whether or not it is listed or dealt in on a recognised stock exchange; or
(b)being engaged or concerned in any business concern insofar as his duties or work shall relate solely to geographical areas where the business concern is not in competition with any Restricted Business; or
(c)being engaged or concerned in any business concern, provided that his duties or work shall relate solely to services or activities of a kind with which he was not concerned to a material extent in the twelve months prior to the
Termination Date.
The restrictions imposed on the Executive by this clause 14 apply to him acting:
(a)directly or indirectly; and
(b)on his own behalf or on behalf of, or in conjunction with, any firm, company or person.
6.The Executive will not at any time after the termination of the Employment use in connection with any business any name that includes the name of the Company or of any Group Company or their respective publications or any colourable imitation of such names.
7.Any benefit given or deemed to be given by the Executive to any Group Company under the terms of clause 14 is received and held on trust by the Company for the relevant Group Company. The Executive will, at the request and expense of the
Company, enter into a direct agreement or undertaking with any Group Company to which he provides services whereby he will accept restrictions corresponding to the restrictions in this clause 14 (or such of them as may be appropriate in the circumstances) as the Company may reasonably require in the circumstances.
8.The Executive agrees that if in the course of his employment or thereafter during the continuance in force of the restrictions set out in this clause 14, the Executive receives an offer of employment from any Person, the Executive will immediately provide that person with a complete and accurate copy of this Agreement and shall tell the Board the identity of that person as soon as possible after accepting the offer.

9.The Executive acknowledges and agrees that any breach by him of this agreement may cause great and irreparable injury, harm and damage to the Company and/or its
Group Companies, which cannot be adequately compensated for in damages.
Therefore, the Executive acknowledges and agrees that the Company (on its own behalf or on behalf of any Group Company) may seek to enforce this agreement in any court having appropriate jurisdiction and, in addition to any other rights or remedies it may have at law or in equity or by statute, shall be entitled to obtain injunctive or other equitable relief to prevent or curtail any actual, intended, threatened or potential breach of this clause 14.  If the Company should initiate legal proceedings to enforce its rights under this clause 14 and be substantially successful in such proceedings, the Executive agrees to fully reimburse the Company for the legal costs it may incur in connection with such legal proceedings.
10.The Executive confirms that he has entered into the restrictions in this clause 14 having been given the opportunity to take independent legal advice.
15.(a) Offers on Liquidation
The Executive will have no claim against the Company or any Group Company if the
Employment is terminated by reason of liquidation in order to reconstruct or amalgamate the Company or by reason of any reorganisation of the Company and the
Executive is offered employment with the company succeeding to the Company upon such liquidation or reorganization and the new terms of employment offered to the
Executive are no less favourable to him than the terms of this agreement.
(b) Change of Control
The Executive shall be entitled to terminate his employment by giving to the
Company not less than thirty days prior notice at any time within six months after a change in control of CRH plc, if the Executive has reasonable grounds to contend that such change of control has resulted or will result in a diminution of his powers, duties or functions in relation to CRH plc. Upon such termination the Company shall make to the Executive in extinction of all and any claims which the Executive may have in respect of the termination of his employment a payment which (subject to the deduction of tax and other statutory payments as required by law and any other sums owed by the Executive to the Company or any Group company) is equal to one years’
remuneration, provided that the Executive accepts such payment in full and final discharge and satisfaction of such (if any) equitable, statutory, contractual and other common law rights, claims and demands as the Executive may have against the
Company and any Group company. For the purpose of this Clause 15(b), the
Executive’s remuneration will be calculated as inclusive of his then current base salary, any Vested Awards due under the incentive scheme and the cost to the employer of providing all other current contractual benefits which will otherwise be ongoing in nature. The treatment of any annual bonus or Unvested Awards will remain at the discretion of the Board Compensation Committee in accordance with the provisions of the bonus plan and the rules of the relevant scheme. For the purposes of this Clause 15(b) a change in control of CRH plc shall be deemed to have occurred if a person or persons acting in concert acquires, directly or indirectly, shares in CRH plc which, when aggregated with any existing holding by such person or persons, carries more than fifty percent (50%) of the voting rights of CRH plc; and
in this Clause 15(b) “person” includes a partnership, company, statutory corporation or other body corporate.
In the event of a dispute between the parties as to whether a change in control of CRH plc has occurred or has resulted or will result in a diminution of the Executive’s powers, duties or functions in relation to CRH plc, the parties hereto shall, at the request of the Executive and in advance of the termination of his employment refer such dispute to a third party for decision. Any such dispute between the parties concerning or relating to the provisions of this Clause 15(b) shall be referred to such a third party as the parties hereto may mutually agree in writing or, in the default of agreement, to such independent third party as shall be nominated by the President for the time-being of the Institute of Chartered Accountants in Ireland (hereinafter called the “third party”). Once the third party has been agreed or appointed as aforesaid, each of the parties hereto shall, within 10 days of the date thereof, furnish written submissions to the third party setting out their respective positions in relation to the matters in dispute. The third party may, if he or she deems it appropriate to do so, convene a meeting with the parties after receipt of such written submissions. After the third party has heard the parties and/or considered their written submissions, he or she shall make a determination of all matters in dispute. In making such determination, the third party’ shall act as an expert and not as an arbitrator. The decision of the third party shall be final and binding on both parties save in the case of manifest error. The costs incurred by the third party shall be discharged by the Company.
This Clause 15(b) may be modified by the Compensation Committee to align it with any other policy on change of control approved by the Committee from time to time, provided that the terms of such policy are not less favourable than the terms outlined herein.  The Executive will be notified in writing of any such modifications.
16.Return of Company Property
1.Any time during the Employment (at the request of the Company) and in any event when the Employment terminates, the Executive will immediately return to the
Company:
(a)all documents and other materials (whether originals or copies) made or compiled by or delivered to the Executive during the Employment and relating to or concerning all the Group Companies (such documents and materials, for the avoidance of doubt, constitute the property of the
Company). The Executive will not retain any copies of any materials or other information; and
(b)all other property belonging or relating to any of the Group Companies.
17.Directorships
1.The Executive’s office as a director of the Company or any other Group Company is subject to the Constitution of the relevant company (as amended from time to time),
If the provisions of this Agreement conflict with the provisions of the Constitution then the Constitution will prevail.
2.The Executive must resign from any office held in any Group Company if he is asked to do so by the Company on the termination of the Employment.
3.If the Executive does not resign as an officer of a Group Company, having been requested to do so in accordance with clause 17.2, the Company will be appointed as his attorney to effect the resignation. By entering into this Agreement, the Executive irrevocably appoints the Company as his attorney to act on his behalf to execute any document or do anything in his name necessary to effect his resignation in accordance with clause 17.2. If there is any doubt as to whether such a document (or other thing)
has been carried out within the authority conferred by this clause 17.3, a certificate in writing (signed by any director or the secretary of the Company) will be sufficient to prove that the act of thing falls within that authority.
4.During the Employment, the Executive will not do anything which could cause him to be disqualified from continuing to act as a director of any Group Company.

18.Notices
1.Notices and other communications to any party to this Agreement required or permitted hereunder or any proceedings relating hereto shall be in writing and will be sufficiently served:
(a)if delivered by hand to the Executive at his last known address or to the
Chairman at the Company’s registered office for the time being or to such other address as is from time to time designated by the parties, or
(b)if sent by email to the Executive at his last known email address or to the
Chairman at their last known email address for the time being or to such other email address as is from time to time designated by the parties, or
(c)if sent by prepaid registered post to the Executive at his last known address or to the Chairman at the Company’s registered office for the time being or to such other address as is from time to time designated by the parties.
2.Any notice or communication required to be given pursuant to this Agreement shall be deemed to have been served:
(a)if delivered by hand, at the time of delivery;
(b)if sent by email, at the time of sending, where no delivery failure or out of office is received; and
(c)if sent by prepaid registered post, 48 hours after posting;
3.provided that any such delivery, transmission or postage outside the hours of 9.00
a.m. to 5.30 p.m. shall be deemed to have been served on the next business day i.e.
any day excluding Saturdays, Sundays, bank holidays and public holidays.
19.Data Protection
1.The Company holds personal information about the Executive which is subject to the
General Data Protection Regulation (GDPR) and the Data Protection Acts 1988-2018.
By signing this Agreement, the Executive accepts that the Company will process personal information about him where it is necessary to do so in the normal course of the employer/employee relationship and/or in the course of the legitimate business interests pursued by the Company. In doing so, the Company may from time to time require that the personal information is transferred within the Group both inside and outside the European Union and also to third party service providers as necessary to administer the Employment (e.g. benefit providers) and as necessary for the
Company’s legitimate business interests (e.g. its professional advisers).
2.The Executive’s data will be retained for the duration of his employment plus an additional period (typically 7 years but possibly longer) to address the relevant retention and limitation periods determined by law. The Company will process his personal information in accordance with data protection laws and he can consult the
Company’s Data Protection Policy (as may be amended from time to time) for details about how to exercise rights in respect of data. The Company’s Data Protection
Policy provides detailed information on the processing of personal data.  The
Company will ensure that the Executive’s information is accurate, kept up to date and not kept for longer than is necessary and he agrees to let the Company know of any material change in such personal data (e.g. next of kin for emergency contact purposes).  The Company will also take measures to safeguard his data against unauthorised or unlawful processing and accidental loss or destruction or damage to the data and the Company relies on him as an employee to comply with all applicable workplace policies governing the use of Company facilities and the use and disclosure of data.

3.The Company reserves the right to monitor the Executive’s use of Group facilities in exceptional cases where the Company believes it is necessary to ensure compliance with acceptable usage and other applicable policies therefore he should not assume that workplace email communications are private. The Executive is advised that where appropriate and available, evidence such as CCTV footage, web-logs, etc. will be used by the Company in the context of internal investigations and/or disciplinary proceedings.
20.Miscellaneous
1.This Agreement may only be modified by the written agreement of the parties.
2.The Executive cannot assign this Agreement to anyone else.
3.References in this Agreement to rules, regulations, policies, handbooks or other similar documents which supplement it or are referred to in it are references to the versions or forms of the relevant documents as amended or updated from time to time.
4.This Agreement supersedes any previous written or oral agreement between the parties in relation to the matters dealt within it. It contains the whole agreement between the parties relating to the Employment at the date the agreement was entered into (except for those terms implied by law which cannot be excluded by the agreement of the parties). The Executive acknowledges that he has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it. The Executive agrees and acknowledges that his only rights and remedies in relation to any representation, warranty or undertaking made or given in connection with this Agreement (unless such representation, warranty or undertaking was made fraudulently) will be for breach of the terms of this
Agreement, to the exclusion of all other rights and remedies. By signing the
Agreement, the Executive acknowledges that he does so with full understanding of its meaning and effect and with the benefit of independent legal advice.
5.If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having force of law or by reason of any decision of any court or other body or authority having jurisdiction over the parties to this Agreement, such terms or provisions shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement in the jurisdiction in question provided always that if any such deletion substantially affects or alters the commercial basis of this Agreement the parties shall negotiate in good faith to amend and modify the provisions and terms of this Agreement as may be necessary or desirable in the circumstances.
6.Neither party’s rights or powers under this agreement will be affected if:
(a)one party delays in enforcing any provision of this Agreement; or
(b)one party grants time to the other party.
7.References to any statutory provisions include any modifications or re-enactments of those provisions.
8.Headings will be ignored in construing this Agreement.
9.The Executive will at all times comply with the Rules of any Exchange in which
CRH plc is listed and any corporate governance rules and standards affecting CRH plc.
10.The Executive acknowledges and agrees that any compensation payable pursuant to or contemplated by this Agreement shall be subject to reduction, cancellation, forfeiture or recoupment in accordance with the terms of any Company Clawback policy approved by the CRH Board or any delegated Committee in effect from time to time or applicable law.
11.The termination of this Agreement, howsoever arising, shall not affect such of the provisions hereof as are expressed to operate thereafter and shall be without prejudice to any right of action which has accrued to either party in respect of any breach of this
Agreement by the other party.
12.The expiration or determination of this Agreement, howsoever arising, will not affect such of the provisions hereof as are expressed to operate or have effect thereafter and will be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.
13.This Agreement shall ensure to the benefit of and be binding upon the parties to this
Agreement, their respective personal representatives and successors.
14.The Company shall be entitled to assign this Agreement and all its rights and obligations hereunder to any Group Company.
15.A waiver by either party to this Agreement of any breach by the other party of any of the terms of this Agreement or the acquiescence of such party in any act which but for such acquiescence would be a breach as aforesaid, will not operate as a waiver of any rights or the exercise thereof.
16.This Agreement is governed by and will be interpreted in accordance with the laws of
Ireland. Each of the parties submits to the jurisdiction of the courts of Ireland as regards any claim or matter arising under this Agreement.
17.This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement and may be executed electronically. Provided that both Parties enter into this Agreement in this way, it has the same effect as if the signatures on the counterparts were on a single copy of this
Agreement.
18.Save as otherwise provided herein, any reference to a clause will be a reference to a clause of this Agreement.
19.Words denoting the masculine gender will include the feminine and neuter genders and words denoting the singular will include the plural and vice versa.

Signed for and on behalf of
CRH Group Management Limited
/s/ Richie Boucher
Authorised Signatory/ Director
/s/ Neil Colgan
Authorised Signatory/ Director
SIGNED by Denis James Mintern:
/s/ Denis James Mintern
Denis James Mintern

Schedule 1
INTERESTS OF EXECUTIVE
[Intentionally Omitted]